Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our report dated March 19, 2004 in Pre-effective Amendment Number 1 to the Registration Statement (Form N-2 No. 333-115817) of Neuberger Berman Dividend Advantage Fund Inc.



                                          /s/ Ernst & Young LLP

                                          ERNST & YOUNG LLP



Boston, Massachusetts
June 22, 2004